Exhibit 10.17

VIRTUIX HOLDINGS INC.
2025 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [●] (the “Grant Date”) by and between Virtuix Holdings Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), pursuant to the Virtuix Holdings Inc. 2025 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries or Affiliates; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Administrator has determined that it is in the interest of the Company to make this grant to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) Shares Subject to Award. As of the Grant Date, the Participant will be credited with [●] Restricted Stock Units. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share of Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, if and when the Restricted Stock Unit vests.

(b)  [Vesting. The Restricted Stock Units shall vest 25% on the first anniversary of the Vesting Start Date, and 6.25% of the total number of remaining Restricted Stock Units shall vest on each quarterly anniversary thereafter, such that 100% of the Restricted Stock Units shall be vested on the fourth anniversary of the Vesting Start Date, in each case, subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”), from the Vesting Start Date through each applicable vesting date. For purposes of this Agreement, the “Vesting Start Date” shall be [the first date that the Company’s Common Stock is listed for trading on a national securities exchange]. Notwithstanding anything herein to the contrary, no Restricted Stock Unit shall vest prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. For the avoidance of doubt, if the Participant incurs a change in status from an Employee to a Director of the Company or an Affiliate before the Restricted Stock Units have vested, such change in status alone shall not constitute a termination of Service for purposes of this Award.]1

[1]	To be updated with applicable terms set forth in Vesting Schedule Rider.

2. Rights as a Stockholder. Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Restricted Stock Unit or that Share.

3. Termination of Service; Breach of Restrictive Covenants. In the event that (i) the Participant’s Service terminates for Cause or (ii) the Participant breaches any written restrictive covenant agreement or employment agreement with the Company or a Subsidiary or Affiliate thereof (whether prior to or after the termination of the Participant’s Service), all Restricted Stock Units held by the Participant, whether vested or unvested, shall terminate and be cancelled immediately upon such termination of Service. If the Participant’s Service is terminated for any reason other than Cause, any unvested Restricted Stock Units shall be cancelled upon such termination, but any vested Restricted Stock Units shall remain outstanding and be settled in accordance with their terms.

4. Settlement. Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place, subject to the satisfaction of applicable tax obligations, including, without limitation, the Company’s right to effect a mandatory “sell to cover” transaction on the Participant’s behalf in accordance with Section 5 of this Agreement and Section 16 of the Plan. Delivery of the Share will be made as soon as administratively feasible following the vesting of the associated Restricted Stock Unit, but in no case later than two and a half (2.5) months following the year in which the applicable vesting date occurred. Shares will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

5. Tax Withholding; Authorization of Mandatory Sale to Satisfy Tax Obligation. The Company or any Affiliate thereof shall have the right, but not the obligation, to withhold, or to require the Participant to remit to the Company or such Affiliate, cash or Shares that are distributable to the Participant with respect to the Restricted Stock Units, in an amount sufficient to satisfy any federal, state, or local tax withholding or remittance obligations related to the Restricted Stock Units (including the delivery or sale of Shares in settlement thereof). Notwithstanding the foregoing, prior to the settlement of any Restricted Stock Units, the Participant may inform the Company in writing of their election to satisfy applicable tax obligations independently, in which case the Company will not withhold Shares or arrange a “sell to cover” transaction without the Participant’s consent. If the Participant does not make a timely written election, or if the Company reasonably determines that independent payment is not feasible, the Company may withhold or sell Shares (on the Participant’s behalf) solely to the extent necessary to satisfy the minimum (or, if permitted by the Company and elected by the Participant, up to the maximum) statutory tax withholding obligations, using a method of withholding approved by the Company. For the avoidance of doubt, the Participant remains solely responsible for any taxes that exceed the amounts withheld or remitted by the Company.

6. Nontransferability of Restricted Stock Units. The Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Administrator shall establish, to a permitted transferee.

7. Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime.

8. Adjustments. The Shares subject to the Restricted Stock Units may be adjusted in any manner as contemplated by Section 5 of the Plan.

9. Requirements of Law. The issuance of Shares following vesting of the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon vesting of any portion of the Restricted Stock Units granted hereunder, if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

10. No Guarantee of Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

11. No Rights as a Stockholder. Except as provided in Section 2 above or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

12. Interpretation; Construction. Any determination or interpretation by the Administrator under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13. Amendments. The Administrator may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of any unvested Restricted Stock Unit, in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof or substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant to the Restricted Stock Unit without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Erroneously Awarded Compensation. Notwithstanding any provision of the plan or in this Agreement to the contrary and in consideration of receiving this Award, the Restricted Stock Units (including the gross amount of any proceeds, gains or other economic benefit Participant actually or constructively receives upon receipt of this Award, or the receipt or resale of any shares of Common Stock underlying this Award or any other amounts or benefits as required by applicable law) shall be forfeited and/or clawed back, as determined by the Board or a Committee, upon the breach by the Participant of any restrictive covenants, or obligations of nondisparagement or confidentiality owed by the Participant to the Company or any of its Affiliates; such Award or the receipt or resale of any shares of Common Stock underlying this Award, and any proceeds, gains or other economic benefit thereto shall also be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which Stock may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time. Any such policy may subject a Participant’s Award and amounts paid or realized with respect to Awards granted hereunder to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy, as may be amended from time to time.

15. Miscellaneous.

(a) Lock-Up. In consideration of the grant of this Award, the Participant agrees that all Shares issued upon settlement of the Restricted Stock Units granted hereunder, together with any other equity securities of the Company held by the Participant, shall be subject to a lock-up restriction and may not be offered, sold, contracted to be sold, pledged, hypothecated, or otherwise transferred, directly or indirectly, for a period of six (6) months following the date on which the Company’s Common Stock first becomes listed for trading on a national securities exchange pursuant to a direct listing (the “Lock-Up Period”), except (i) with the prior written consent of the Company, (ii) transfers to the Company or pursuant to transactions approved by the Board, or (iii) transfers permitted pursuant to the terms of any applicable underwriting, registration rights or lock-up agreement entered into in connection with such listing. The Participant further agrees to execute any agreements or other documents reasonably requested by the Company, the Board, or any underwriters or other advisors to evidence or confirm the foregoing lock-up restrictions.

(b) Volume Trading Limitation. The Participant agrees that, without the prior written approval of the Company’s Chief Executive Officer, the Participant shall not sell, transfer, or otherwise dispose of, directly or indirectly, more than five percent (5%) of the total trading volume of the Company’s common stock on any trading day, as reported on the principal securities exchange on which the stock is listed (the “Volume Limitation”). This restriction applies to all equity securities of the Company held by the Participant, including Shares issued pursuant to this Award, and covers all forms of direct or indirect disposition, including sales through brokerage accounts, transfers by or through affiliated entities, and any derivative or hedging transactions that are economically equivalent to a sale. The Volume Limitation is intended to promote orderly trading and may be modified, suspended, or terminated by the Company at any time in its sole discretion. This restriction is in addition to any limitations imposed by applicable law, Company policies (including insider trading and disclosure policies), lock-up arrangements, or any other agreement to which the Participant is subject. A violation of this restriction may result in disciplinary action, including forfeiture of Shares or cancellation of unvested Awards, subject to applicable law. Nothing herein guarantees that a market for the Company’s securities will exist or that the Participant will be able to sell such securities at any particular time or price.

(c) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:

(i) If to the Company:

Virtuix Holdings Inc.

11500 Metric Blvd, Suite 430

Austin, TX 78758
Attention: Jan Goetgeluk

(ii) If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(d) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(e) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(f) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(g) Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements).

(h) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(i) Code Section 409A Compliance. The Restricted Stock Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Administrator determines that any portion of the Restricted Stock Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Restricted Stock Units in order to cause such portion of the Restricted Stock Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(j) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of such state.

(k) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(l) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(m) Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

(n) Electronic Acceptance and Delivery. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. Notwithstanding anything in this Agreement or in the Plan to the contrary, the Administrator hereby reserves the right, in its sole discretion, to terminate or cancel the Restricted Stock Units if the Participant fails to accept this Agreement on or prior to sixty (60) days from the Grant Date. By executing this Agreement, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, the Restricted Stock Units and the Shares via Company web site or other electronic delivery.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

VIRTUIX HOLDINGS INC.

By:

Name:

Title:

PARTICIPANT

By:

Name: